UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2022

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On September 22, 2022, Avenue Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to its Third Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to (i) effect a 1-for-15 reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, $0.0001 par value (the “Common Stock”), and (ii) effect a related reduction in the number of the Company’s authorized shares from 50,000,000 to 20,000,000 (the “Authorized Share Reduction”).

As previously disclosed in a Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on August 22, 2022 (the “Information Statement”), the Company’s stockholders approved the Reverse Stock Split within a range of between 10-for-1 and 20-for-1, such ratio to be determined by the Board of Directors of the Company (the “Board”), and the Authorized Share Reduction, each of which the Board also approved. On September 6, 2022, the Board selected the 1-for-15 reverse stock split ratio.

As a result of the Reverse Stock Split, every 15 shares of the Company’s pre-reverse split Common Stock will be combined and reclassified as one share of Common Stock. Proportionate voting rights and other rights of common stockholders will not be affected by the reverse split, other than as a result of the payment for fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise hold a fractional share of Common Stock will receive (upon surrender to the exchange agent of certificates representing such shares), a cash payment in lieu thereof, without interest or deduction, rounded to the nearest cent, in an amount equal to the product obtained by multiplying (a) the closing price per share of our common stock as reported on the Nasdaq Stock Market as of the effective date of the Reverse Stock Split, by (b) the fraction of one share owned by the stockholder.

The Reverse Stock Split became effective on September 22, 2022, and the Common Stock will be quoted on the Nasdaq Stock Market on a post-split basis at the open of business on September 23, 2022. The Company’s post-reverse split Common Stock has a new CUSIP number, 05360L304, but the par value and other terms of the Common Stock were not affected by the Reverse Stock Split.

The Company’s transfer agent, VStock Transfer, LLC, is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates for Common Stock.

The foregoing description of the Amendment and the Reverse Stock Split set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Information Statement. A copy of the Amendment is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures set forth in Item 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Item 8.01	Other Events

On September 22, 2022, Avenue Therapeutics, Inc. issued a press release announcing (i) the Reverse Stock Split ratio and (ii) the receipt of official meeting minutes from the U.S. Food and Drug Administration regarding a meeting conducted on August 9, 2022, for intravenous Tramadol. A copy of such press release is being furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc.
99.1	Press Release, dated September 22, 2022
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.

(Registrant)

Date: September 22, 2022

	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer